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                                                                    EXHIBIT 23.4


                   CONSENT OF WILLIAMS, KASTNER & GIBBS PLLC


We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. filed in October 1998 for the registration of up to 3,000,000 shares of its Common Stock.


                                          WILLIAMS, KASTNER & GIBBS PLLC

                                          /s/  Williams, Kastner & Gibbs PLLC

Seattle, Washington
October 12, 1998